Exhibit 10.a
FIRST AMENDMENT TO THE
WM. WRIGLEY JR. COMPANY
EXECUTIVE COMPENSATION DEFERRAL PROGRAM
(As Amended and Restated Effective January 1, 2008)
     WHEREAS, Wm. Wrigley Jr. Company, a Delaware corporation (the “Company”), has adopted and maintains the Wm. Wrigley Jr. Company Executive Compensation Deferral Program, as amended and restated effective January 1, 2008 (the “Program”), a program established under the Wm. Wrigley Jr. Company 2007 Management Incentive Plan (the “MIP”); and
     WHEREAS, the Company desires to amend the Program to provide for nonelective deferrals to be allocated to a participant’s account to the extent that Retirement Contributions allocated to such participant’s account under the Wrigley Savings Plan are subject to certain statutory and plan limitations, and in certain other respects.
     NOW THEREFORE, pursuant to the power of amendment contained in Section 1.10 of the MIP, the Program hereby is amended, effective January 1, 2008, or as of such other date set forth herein, as follows:
     1. Section 1 of the Program is hereby amended by replacing the first sentence as it appears therein with the following sentence:
The purpose of this Wm. Wrigley Jr. Company Executive Compensation Deferral Program (the “Deferral Program”) is to provide eligible executives of Wm. Wrigley Jr. Company (the “Company”), or any corporation or other form of business association of which 50% or more of the shares or other ownership interests are owned or controlled by the Company (each, a “Subsidiary”), (i) with the opportunity to defer the receipt of all or any portion of their awards under the Company’s Executive Incentive Compensation Program (the “EICP”), Long-Term Stock Grant Program (the “LTSG Program”) and Stock Award Program (the “SAP”); (ii) effective January 1, 2006, with the opportunity to defer the receipt of up to 25% of their base salary, to the extent such deferral amount exceeds the statutory limits applicable to salary deferrals under the Wrigley Savings Plan, and to receive from the Company related matching contributions; and (iii) effective July 1, 2008, with nonelective deferrals to the extent that Retirement Contributions allocated to their account under the Wrigley Savings Plan are subject to certain statutory and plan limitations.
     2. Section 2 of the Program is hereby amended in its entirety to read as follows:
(a) Each executive of the Company or a Subsidiary who is eligible to receive an award under the EICP, LTSG Program or SAP shall be eligible to defer all or any portion of such award in accordance with Sections 3, 4 and 5, respectively, of the Deferral Program.
(b) Each executive of the Company or a Subsidiary who is employed in a grade level or position designated by the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) shall be eligible to defer up to 25% of such executive’s base salary in accordance with Section 6 of the Deferral Program.
(c) Each executive of the Company or a Subsidiary who is employed in a grade level or position designated by the Compensation Committee and is eligible to receive an allocation of a Retirement Contribution for a Plan Year, within the meaning of and pursuant to the terms of the Wrigley Savings Plan, shall be eligible for an Excess Retirement Contribution in accordance with Section 7 of the Deferral Program.
(d) Each eligible executive who participates in this Deferral Program shall be referred to herein as a “Participant.”
     3. Section 3(d) of the Program is hereby amended by replacing the fourth and fifth sentences as they appear therein with the following two sentences:
In such event, the Compensation Committee shall transfer the amounts deferred in the discontinued investment option to such other investment option that the Compensation Committee deems appropriate; provided, however, the Participant may elect, if he or she does so in a timely manner and in accordance with the procedures prescribed by the Company, to transfer such amounts to such other investment options as the Compensation Committee shall make available at such time. For purposes of a transfer election described in this Section, a Share Unit shall have a value equal to the price of Common Stock on the New York Stock Exchange during such period immediately preceding and/or immediately following the date of the transfer, as the Compensation Committee shall determine.
     4. Section 4(c) of the Program is hereby amended by replacing the fifth and sixth sentences as they appear therein with the following sentence:
In such event, the Compensation Committee shall transfer the amounts deferred in the discontinued investment option to such other investment option that the Compensation Committee deems appropriate; provided, however, the Participant may elect, if he or she does so in a timely manner and in accordance with the procedures prescribed by the Company, to transfer such amounts to such other investment options as the Compensation Committee shall make available at such time.
     5. Section 5(c) of the Program is hereby amended by replacing the fourth and fifth sentences as they appear therein with the following sentence:
In such event, the Compensation Committee shall transfer the amounts deferred in the discontinued investment option to such other investment option that the Compensation Committee deems appropriate; provided, however, the Participant may elect, if he or she does so in a timely manner and in accordance with the procedures prescribed by the Company, to transfer such amounts to such other investment options as the Compensation Committee shall make available at such time.
     6. Section 6(c) of the Program is hereby amended by replacing the phrase “Internal Revenue Code of 1986, as amended (the “Code”)” with the term “Code” as it appears therein.
     7. Section 6(f) of the Program is hereby amended by replacing the fourth and fifth sentences as they appear therein with the following two sentences:

In such event, the Compensation Committee shall transfer the amounts deferred in the discontinued investment option to such other investment option that the Compensation Committee deems appropriate; provided, however, the Participant may elect, if he or she does so in a timely manner and in accordance with the procedures prescribed by the Company, to transfer such amounts to such other investment options as the Compensation Committee shall make available at such time. For purposes of a transfer election described in this Section, a Share Unit shall have a value equal to the price of Common Stock on the New York Stock Exchange during such period immediately preceding and/or immediately following the date of the transfer, as the Compensation Committee shall determine.
     8. The following new Section 7 is hereby added to the Program and the remaining subsequent Sections (including all references made thereto) are hereby renumbered accordingly:
     7. Excess Retirement Contributions.
     (a) Amount of Contribution. If an eligible executive is entitled to an allocation of a Retirement Contribution for a Plan Year, within the meaning of and pursuant to the terms of the Wrigley Savings Plan, the Excess Retirement Contribution Account established for such executive pursuant to Section 7(c) shall be credited with an amount (an “Excess Retirement Contribution”) equal to the excess, if any, of:
(i) 5% of the sum of (i) the executive’s Retirement Contribution Compensation for such Plan Year, as defined in the Wrigley Savings Plan but determined without regard to the limitation set forth in section 401(a)(17) of the Code, plus (ii) the executive’s EICP bonus earned for such Plan Year, over
(ii) the amount of the Retirement Contribution actually credited to the executive’s Retirement Contribution Account for such Plan Year under the Wrigley Savings Plan.
     (b) Investment Options. Each Excess Retirement Contribution shall be credited to the Participant’s Excess Retirement Contribution Account as either Share Units or

Investment Fund Credits, as specified by the executive in accordance with procedures established by the Company.
     (c) Excess Retirement Contribution Account. There shall be established for each Participant who is entitled to an Excess Retirement Contribution an account to be designated as an Excess Retirement Contribution Account.
(i) Crediting of Excess Retirement Contributions. An Excess Retirement Contribution shall be credited to a Participant’s Excess Retirement Contribution Account with respect to a Plan Year concurrently with the allocation of the related Retirement Contribution to such Participant’s Retirement Contribution Account for such Plan Year under the Wrigley Savings Plan.
(ii) Share Units. To the extent that a Participant has elected that amounts be credited to his or her Excess Retirement Contribution Account as Share Units, the number of such Share Units shall be determined on the basis of the price of Common Stock on the New York Stock Exchange during such period immediately preceding and/or immediately following the date or dates the Share Units are to be credited, as the Compensation Committee shall determine. As soon as administratively practicable following the payment date of any dividend on Common Stock, the Excess Retirement Contribution Account of each Participant shall be credited with dividend equivalents equal to the sum of all dividends that such Participant would have received on such date had the Participant been the owner of a number of shares of Common Stock equal to the number of Share Units in the Participant’s Excess Retirement Contribution Account on the record date for such dividend. The amount so credited shall be converted into additional Share Units with the number of Share Units being determined on the basis of the price of Common Stock on the New York Stock Exchange during such period immediately preceding and/or immediately following the date or dates as of which dividends are to be credited, as the Compensation Committee shall determine.
(iii) Investment Fund Credits. During such period as Investment Fund Credits are credited to a Participant’s Excess Retirement Contribution Account, the amount of such account allocated to each Investment Fund shall be credited with interest and earnings (including gains and losses) equivalent to the amount that would have accrued during such period had the amount so credited been actually invested in such Investment Fund.
     (d) Changes in Investment Election. Each Participant may elect to transfer amounts deferred as Share Units or Investment Fund Credits into Share Units or Investment Fund Credits, including transferring Investment Fund Credits from one Investment Fund to a different Investment Fund; provided, however, that if the Participant is a person subject to Section 16(b), then the Compensation Committee, in its discretion, may require that such election be made at such time and in such manner as complies with the applicable provisions of Rule l6b-3. A transfer election pursuant to this Section 7(d) shall be made in accordance with procedures prescribed by the Company. The Compensation Committee may, from time to time, discontinue any of the investment options available under this Section 7. In such event, the Compensation Committee shall transfer the amounts deferred in the discontinued investment option to such other investment option that the Compensation Committee deems appropriate; provided, however, the Participant may elect, if he or she does so in a timely manner and in accordance with the procedures prescribed by the Company, to transfer such amounts to such other investment options as the Compensation Committee shall make available at such time. For purposes of a transfer election described in this Section, a Share Unit shall have a value equal to the price of Common Stock on the New York Stock Exchange during such period immediately preceding and/or immediately following the date of the transfer, as the Compensation Committee shall determine.
     9. The first sentence of Section 8(c) of the Program (as renumbered pursuant to item 8 above) is hereby amended by (i) replacing the word “and” with a comma “,” and (ii) inserting the phrase “and Excess Retirement Contribution Account” after the phrase “Savings Restoration Account,” where it appears therein.
     10. Section 8(c)(i) of the Program (as renumbered pursuant to item 8 above) is hereby amended in its entirety as follows:
(i) Initial Deferral Election. If an eligible executive’s participation in the Deferral Program commences upon such executive’s election to participate pursuant to Section 3, 4, 5 or 6, then prior to the first day of the calendar year for which such election takes effect, such executive shall elect the time and form of distribution of all of such executive’s accounts maintained under the Deferral Program; provided, however, that executives who are Participants in the Deferral Program as of December 31, 2006 may elect the time and form of distribution of such accounts on or before December 31, 2006. If an eligible executive’s participation in the Deferral Program commences upon the crediting of an Excess Retirement Contribution to such executive’s Excess Retirement Contribution Account pursuant to Section 7, then not later than 30 days after the first day of the calendar year immediately following the first year in which the executive accrues a benefit under Section 7, such executive shall elect the time and form of distribution of all of such executive’s accounts maintained under the Deferral Program.
     11. Section 13 of the Program (as renumbered pursuant to item 8 above) is hereby amended by replacing the term “Plan” with the term “Deferral Program” as it appears therein.